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                                                                    EXHIBIT 23.8

                                     [LOGO]

Chase Securities Inc.
270 Park Avenue
New York, NY 10017-2070

    We hereby consent to the inclusion of our opinion letter dated as of May 25, 1998 to the Board of Directors of United States Surgical Corporation as Annex B to the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 and to references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CHASE SECURITIES INC.

August 28, 1998